UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 17, 2025

Nextracker Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41617	36-5047383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6200 Paseo Padre Parkway, Fremont, California 94555
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 270-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Class A Common Stock, par value $0.0001	NXT	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02
Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 17, 2025, the Board of Directors (the “Board”) of Nextracker Inc. (the “Company”) increased the number of directors serving on the Board from nine to eleven and appointed Monica Karuturi and Mark Menezes to serve as directors of the Company. Ms. Karuturi will serve as a Class III director of the Company and as a member of the Compensation and People Committee of the Board (the “Compensation Committee”), effective immediately, with a term of office expiring at the Company’s 2025 annual meeting of stockholders, and Mr. Menezes will serve as a Class I director of the Company and a member of the Nominating, Governance and Public Responsibility Committee of the Board (the “Nominating Committee”), also effective immediately, with a term of office expiring at the Company’s 2026 annual meeting of stockholders.

Appointment of Monica Karuturi

Ms. Karuturi, 46, has served as Executive Vice President and General Counsel of CenterPoint Energy, an electric and gas utility company, since January 2022. Ms. Karuturi joined CenterPoint Energy in 2024, and held several leadership positions at CenterPoint Energy prior to her current role, including Senior Vice President and General Counsel from July 2020 to January 2022 and Vice President and Deputy General Counsel from April 2019 to July 2020. Prior to joining CenterPoint Energy, Ms. Karuturi served as Counsel, Corporate Finance and Strategic Transactions at LyondellBasell Industries.

Ms. Karuturi earned her B.A. from Brown University, her M.P.H. from Columbia University, and her J.D. from Georgetown University Law Center.

The Board has determined that Ms. Karuturi qualifies as an independent director in accordance with the Nasdaq listing rules and otherwise meets all applicable requirements to serve on each of the Board and the Compensation Committee.

Ms. Karuturi will be compensated in accordance with Nextracker’s director compensation program. As such, Ms. Karuturi is entitled to receive an annual cash retainer of $77,500 for her service as a member of Nextracker’s Board, and as a member of the Compensation Committee, and an annual equity grant of $150,000 in restricted stock units to be paid at the conclusion of each annual meeting of our stockholders (the “Annual Equity Award”). Ms. Karuturi will receive a pro-rated portion of the Annual Equity Award and retainer fees for her service on our Board of Directors and Compensation Committee between the date of her appointment and Nextracker’s 2025 annual meeting. The number of shares of common stock underlying the Annual Equity Award will be determined based upon the closing price of Nextracker common stock on the Nasdaq Global Select Market on the business day immediately preceding the date of grant.

There is no arrangement or understanding with any person pursuant to which Ms. Karuturi was appointed as a member of the Board, and there are no family relationships between Ms. Karuturi and any director or executive officer of Nextracker. Additionally, there are no related person transactions between Ms. Karuturi and Nextracker and/or its subsidiaries that are required to be reported under Item 404(a) of Regulation S-K.

Nextracker entered into its standard director indemnification agreement with Ms. Karuturi.

Appointment of Mark Menezes

Mr. Menezes, 69, has served as the President and Chief Executive Officer of the United States Energy Association (USEA) since June 2023. USEA is a non-profit energy organization founded in 1924 to foster the advancement of scientific and technological energy knowledge and the adoption of sound policies to ensure the access of affordable, reliable, clean and resilient energy both in the U.S. and internationally. Additionally ,Mr. Menezes has served as an adjunct professor at Georgetown University Law School since August 2021. Mr. Menezes also founded Global Sustainable Energy Advisors LLC, a strategic advisory firm focused on energy policy and security matters, as well as innovative technologies, transactions and investments. Mr. Menezes also served as the Deputy Secretary of the United States Department of Energy from August 2020 to January 2021. Prior to serving as the Deputy Secretary, Mr. Menezes held several positions at the Department of Energy, including Under Secretary. Previously, Mr. Menezes was a partner at the law firm Hunton & Williams LLP, where he headed and managed the firm’s regulated markets and energy infrastructure practice group.

Mr. Menezes earned his B.A. from Louisiana State University and his J.D. from the Louisiana State University Law Center.

The Board has determined that Mr. Menezes qualifies as an independent director in accordance with the Nasdaq listing rules and otherwise meets all applicable requirements to serve on each of the Board and the Nominating Committee.

Mr. Menezes will be compensated in accordance with Nextracker’s director compensation program. As such, Mr. Menezes is entitled to receive an annual cash retainer of $70,000 for his service as a member of Nextracker’s Board, and as a member of the Nominating Committee, and an annual equity grant of $150,000 in restricted stock units to be paid at the conclusion of each annual meeting of our stockholders (the “Annual Equity Award”). Mr. Menezes will receive a pro-rated portion of the Annual Equity Award and retainer fees for his service on our Board of Directors and Nominating Committee between the date of his appointment and Nextracker’s 2025 annual meeting. The number of shares of common stock underlying the Annual Equity Award will be determined based upon the closing price of Nextracker common stock on the Nasdaq Global Select Market on the business day immediately preceding the date of grant.

There is no arrangement or understanding with any person pursuant to which Mr. Menezes was appointed as a member of the Board, and there are no family relationships between Mr. Menezes and any director or executive officer of Nextracker. Additionally, there are no related person transactions between Mr. Menezes and Nextracker and/or its subsidiaries that are required to be reported under Item 404(a) of Regulation S-K.

Nextracker entered into its standard director indemnification agreement with Mr. Menezes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nextracker Inc.

By:	/s/ Bruce Ledesma
Bruce Ledesma
Chief Legal & Compliance Officer
Date: June 18, 2025